Exhibit 21

ROCKWELL AUTOMATION, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

AS OF SEPTEMBER 30, 2008

	Percentage of Voting Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Allen-Bradley Company (Nevada)	100%
Allen-Bradley Technical Services, Inc. (Wisconsin)	100%
Anorad Corporation (New York)	100%
Anorad Europe BV (Netherlands)		100%
Anorad Israel Ltd. (Israel)		100%
ATW Properties (Pty.) Ltd. (South Africa)		100%
Black Gauntlet Ltd (England)		100%
CEDES Safety & Automation AG (Switzerland)		100%
EJA Engineering Ltd (England)		100%
EJA Limited (England)		100%
Federal Pacific Electric Co. (Delaware)	100%
Functional Safety Consultancy Limited (United Kingdom)		100%
Goss Processing Systems, Inc. (Delaware)	100%
GP-Elliott Electronic Systems Limited (United Kingdom)		100%
Grupo Industrias Reliance S.A. de C.V. (Mexico)	100%
ICS Middle East Company With Limited Liability (United Arab Emirates – Abu Dhabi)		100%
ICS Properties Limited (United Kingdom)		100%
ICS Territory Management Limited (United Kingdom – Jersey)		100%
ICS Triplex (AP) Limited (United Kingdom)		100%
ICS Triplex (Asia Pacific) pty Limited (Australia)		100%
ICS Triplex (EMEA) plc (United Kingdom)		100%
ICS Triplex France SA (France)		100%
ICS Triplex Holdings Inc. (Delaware)	100%
ICS Triplex Inc. (Texas)		100%
ICS Triplex ISaGRAF Inc. (Canada)		100%
ICS Triplex plc (United Kingdom)		100%
ICS Triplex pte Ltd (Singapore)		100%
ICS Triplex Silvertech Inc. (Delaware)	100%
ICS Triplex Silvertech Limited (United Kingdom)	50%	50%
ICS Triplex srl (Italy)		100%
ICS Triplex Technology Limited (United Kingdom)		100%
ICS Triplex Technology Overseas Limited (United Kingdom)		100%
Incuity Software (Canada), Inc. (Canada)		100%
Incuity Software, Inc. (Delaware)	100%
Industrial Control Services Group Limited (United Kingdom)		100%
Industrias Reliance S.A. de C.V. (Mexico)		100%
Nuad Corporation (Delaware)	100%
Pavilion Technologies Consulting (Shanghai) Co. Ltd.(Japan)		100%
Pavilion Technologies NV/SA (Belgium)		100%
Pavilion Technologies, Limited (United Kingdom)		100%
Proscon Holdings Ltd (Ireland)		100%

	Percentage of Voting Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Proscon Ltd. (Ireland)		100%
PT Rockwell Automation Indonesia (Indonesia)		100%
PTM Limited, LLC (Nevada)		100%
Rockwell Automation (China) Co., Ltd (China)		100%
Rockwell Automation (Malaysia) SDN. BHD. (Malaysia)		100%
Rockwell Automation (N.Z.) Ltd. (New Zealand)		100%
Rockwell Automation (Philippines), Inc. (Philippines)		100%
Rockwell Automation (Proprietary) Ltd. (South Africa)		100%
Rockwell Automation (Xiamen) Ltd. (China)	100%
Rockwell Automation A.B. (Sweden)		100%
Rockwell Automation A.G. (Switzerland)		100%
Rockwell Automation A/S (Denmark)		100%
Rockwell Automation Argentina S.A. (Argentina)		100%
Rockwell Automation Asia Pacific Business Center PTE. Ltd. (Singapore)		100%
Rockwell Automation Asia Pacific Limited (Hong Kong)	96.52%	3.48%
Rockwell Automation Australia Ltd. (Australia)		100%
Rockwell Automation B.V. (Netherlands)		100%
Rockwell Automation Bolivia Srl (Bolivia)		100%
Rockwell Automation Canada Control Systems (Canada)		100%
Rockwell Automation Canada Inc. (Canada)		100%
Rockwell Automation Canada Nova Scotia Co (Canada)		100%
Rockwell Automation Caribbean Holdings, LLP (Delaware)		100%
Rockwell Automation Caribbean LLP (Puerto Rico)		100%
Rockwell Automation Chile S. A. (Chile)		100%
Rockwell Automation Control Solutions (Shanghai) Co. Ltd. (China)		100%
Rockwell Automation de Mexico S.A. de C.V. (Mexico)		100%
Rockwell Automation de Peru S.A. (Peru)		100%
Rockwell Automation de Venezuela, C.A. (Venezuela)	100%
Rockwell Automation do Brasil Ltda. (Brazil)	100%
Rockwell Automation Ecuador Compania Limitada (Ecuador)		100%
Rockwell Automation Europe B.V. (Netherlands)		100%
Rockwell Automation European Headquarters S.A./N.V. (Belgium)	0.04%	99.96%
Rockwell Automation Finland Oy (Finland)		100%
Rockwell Automation G.m.b.H. (Germany)		100%
Rockwell Automation Germany G.m.b.H. & Co. KG (Germany)		100%
Rockwell Automation GesmbH (Austria)		100%
Rockwell Automation Guatemala, Limitada (Guatemala)		100%
Rockwell Automation Holdings B.V. (Netherlands)		100%
Rockwell Automation Holdings G.m.b.H. (Germany)		100%
Rockwell Automation India Ltd. (India)		100%
Rockwell Automation International Holdings LLC (Delaware)	89%	11%
Rockwell Automation Japan Co., Ltd. (Japan)		100%
Rockwell Automation Korea Ltd (Korea)		100%
Rockwell Automation Limitada (Portugal)		100%
Rockwell Automation Limited (Ireland)		100%
Rockwell Automation Limited (England)		100%
Rockwell Automation Manufacturing (Shanghai) Limited (China)		100%
Rockwell Automation Monterrey Manufacturing, S. de RL de CV (Mexico)		100%

	Percentage of Voting Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Rockwell Automation Monterrey Services, S. de RL de CV (Mexico)		100%
Rockwell Automation of Ohio, Inc. (Ohio)	100%
Rockwell Automation Puerto Rico, Inc. (Puerto Rico)		100%
Rockwell Automation Research (Shanghai) Company Limited (China)		100%
Rockwell Automation S.A.(Spain)		100%
Rockwell Automation S.A./ N.V. (Belgium)		100%
Rockwell Automation S.r.l. (Italy)		100%
Rockwell Automation s.r.o. (Czech Republic)		100%
Rockwell Automation Sales Company, LLC (Delaware)	100%
Rockwell Automation SAS (France)		100%
Rockwell Automation Services s.r.o. (Czech Republic)		100%
Rockwell Automation Slovakia s.r.o. (Slovakia)		100%
Rockwell Automation Solutions G.m.b.H. (Germany)		100%
Rockwell Automation Southeast Asia Pte. Ltd. (Singapore)		100%
Rockwell Automation Sp.z.o.o. (Poland)		100%
Rockwell Automation Taiwan Co., Ltd. (Taiwan)		100%
Rockwell Automation Technologies, Inc. (Ohio)	100%
Rockwell Automation Thai Co. Ltd. (Thailand)		100%
Rockwell Automation Trinidad and Tobago Unlimited (Trinidad and Tobago)		100%
Rockwell Automation Uruguay, Srl (Uruguay)		100%
Rockwell Automation, Inc. (South Dakota)	100%
Rockwell Columbia S.A. (Columbia)		100%
Rockwell Comercio e Servicos de Automacao Ltda. (Brazil)		100%
Rockwell European Holdings Ltd. (England)	100%
Rockwell FSC Ltd. (Barbados)	100%
Rockwell International (England)		100%
Rockwell International Overseas Corporation (Delaware)	100%
Rockwell International Pension Trustees Limited (England)		100%
Rockwell Otomasyon Ticaret A.S. (Turkey)		100%
Rockwell Services, Inc. (Delaware)	100%
Rockwell Tecate S.A. de C.V. (Mexico)	99%	1%
ROK III Acquisition Corporation (Delaware)	100%
RSC Portfolio LLC (Delaware)		50%
Semitech Hydraulic Systems Pte Ltd. (Singapore)		100%
Semitech Singapore Ptd Ltd. (Singapore)		100%
Silvertech Americas Limited (United Kingdom)		100%
Silvertech Limited (United Kingdom)		100%
Silvertech Middle East FZCO (United Arab Emirates – Dubai)		100%
Siralop Limited (England)		100%
Sprecher & Schuh, Inc. (New York)	100%
Vermont Reserve Insurance Company (Vermont)	100%
W Interconnections Canada Inc. (Canada)		100%
W Interconnections S.A. de C.V. (Mexico)		100%
W Interconnections, Inc. (Delaware)	100%

Listed above are the subsidiaries included in our consolidated financial statements. This list does not include subsidiaries over which we do not have a controlling financial interest. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.